Exhibit 4.3
SECURITY AGREEMENT
     This SECURITY AGREEMENT (this “Agreement”) is made as of February 1, 2008, by the Grantor listed on the signature pages hereof “Grantor”), and PRIVATE EQUITY MANAGEMENT GROUP, INC., a Nevada corporation, in its capacity as administrative agent for the Lender Group (together with its successors, “Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Second Lien Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”) among BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (“Borrower”), the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group is willing to make available to Borrower a secured credit facility of $10,000,000 from time to time pursuant to the terms and conditions thereof, and
     WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group in connection with the transactions contemplated by this Agreement, and
     WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrower as provided for in the Credit Agreement, Grantor has agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, (a) the obligations of Grantor arising from this Agreement, the Credit Agreement, and the other Loan Documents (excluding the Registration Rights Agreement and the Warrants) and (b) all Obligations of Borrower (including, without limitation, any interest, fees or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding), plus reasonable attorneys fees and expenses if the obligations represented thereunder are collected by law, through an attorney-at-law, or under advice therefrom (clauses (a) and (b) being hereinafter referred to as the “Secured Obligations”), by the granting of the security interests contemplated by this Agreement, and
     NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. All capitalized terms used herein (including, without limitation, in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:
          (a) “Accounts” means accounts (as that term is defined in the Code).
          (b) “Code” means the California Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
          (c) “Copyrights” means all right, title and interest in and to copyrights in works of authorship of any kind, and all registration applications, registrations and recordings thereof in the Office of the United States Register of Copyrights, Library of Congress, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired, including, but not limited to, those described in Schedule A to the Copyright Security Agreement annexed hereto and made a part hereof, together with all extensions, renewals, reversionary rights, and corrections thereof and all licenses thereof or pertaining thereto.
          (d) “Copyright Security Agreement” means each Copyright Security Agreement between Grantor and Agent, for the benefit of the Lender Group, in substantially the form of Exhibit B attached hereto, pursuant to which Grantor has granted to Agent, for the benefit of the Lender Group, a security interest in all of its Copyrights.
          (e) “Deposit Account” means deposit account (as that term is defined in the Code).
          (f) “Equipment” means equipment (as that term is defined in the Code).
          (g) “General Intangibles” means general intangibles (as that term is defined in the Code and, in any event, including, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or intellectual property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including intellectual property licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than commercial tort claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction).
          (h) “Intellectual Property Collateral” means the Copyrights, the Patents and the Trademarks.
          (i) “Inventory” means inventory (as that term is defined in the Code).
          (j) “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following regardless of whether classified as investment property under the Code: all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.
          (k) “Patents” means all right, title and interest in and to all inventions and letters patent and registration applications therefor, and all registrations and recordings thereof, including, without limitation, registration applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired, including, but not limited to, those described in Schedule A to the Patent Security Agreement annexed hereto and made a part hereof, together with all re-examinations, reissues, continuations, continuations-in-part, divisions, improvements and extensions thereof and all licenses thereof or pertaining thereto and all licenses of patent rights now in effect or hereafter entered into and the rights to make, use and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and related documentation, all information having value in connection with the business relating thereto and all other trade secret rights not described above.
          (l) “Patent Security Agreement” means each Patent Security Agreement between Grantor and Agent, for the benefit of the Lender Group, in substantially the form of Exhibit C attached hereto, pursuant to which Grantor has granted to Agent, for the benefit of the Lender Group, a security interest in all of its Patents.
          (m) “Pledged Companies” means, each Person listed on Schedule 1 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Stock, is acquired or otherwise owned by Grantor after the Closing Date.

          (n) “Pledged Interests” means all of Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by Grantor, regardless of class or designation, including, without limitation, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including, without limitation, any certificates representing the Stock, the right to request after the occurrence and during the continuation of an Event of Default that such Stock be registered in the name of Agent or any of its nominees, the right to receive any certificates representing any of the Stock and the right to require that such certificates be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by Grantor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.
          (o) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit D to this Agreement.
          (p) “Pledged Operating Agreements” means all of Grantor’s rights, powers, and remedies under the limited liability company operating agreements of the Pledged Companies that are limited liability companies.
          (q) “Pledged Partnership Agreements” means all of Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.
          (r) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
          (s) “Securities Accounts” means securities accounts (as that term is defined in the Code).
          (t) “Trademarks” means all right, title and interest in and to trademarks, trade names, trade styles, service marks, logos, emblems, prints and labels, all elements of package or trade dress of goods, and all general intangibles of like nature, now existing or hereafter adopted or acquired, together with the goodwill of the business connected with the use thereof and symbolized thereby, and all registration applications, registrations and recordings thereof, including, without limitation, registration applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or in any office of the Secretary of State (or equivalent) of any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired, including, but not limited to, those described in Schedule A to the Trademark Security Agreement and made a part hereof, together with all extensions, renewals and corrections thereof and all licenses thereof or pertaining thereto.
          (u) “Trademark Security Agreement” means each Trademark Security Agreement between Grantor and Agent, for the benefit of the Lender Group, in substantially the form of Exhibit E attached hereto, pursuant to which Grantor has granted to Agent, for the benefit of the Lender Group, a security interest in all of its Trademarks.
          (v) “URL” means “uniform recourse locator,” an internet web address.
     2. Grant of Security. Grantor hereby unconditionally grants, assigns and pledges to Agent, for the benefit of the Lender Group, a continuing security interest in all personal property of Grantor, whether now owned or hereafter acquired or arising and wherever located (hereinafter referred to as the “Security Interest”), including, without limitation, Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):
          (a) all of Grantor’s Accounts;

          (b) all of Grantor’s books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information) (“Books”);
          (c) all of Grantor’s chattel paper (as that term is defined in the Code) and, in any event, including, without limitation, tangible chattel paper and electronic chattel paper (“Chattel Paper”);
          (d) all of Grantor’s interest with respect to any Deposit Account;
          (e) all of Grantor’s Equipment and fixtures;
          (f) all of Grantor’s General Intangibles;
          (g) all of Grantor’s Intellectual Property Collateral;
          (h) all of Grantor’s Inventory;
          (i) all of Grantor’s Investment Related Property;
          (j) all of Grantor’s letters of credit, letter of credit rights, instruments, promissory notes, drafts, and documents (as such terms may be defined in the Code) (“Negotiable Collateral”);
          (k) all of Grantor’s rights in respect of supporting obligations (as such term is defined in the Code), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments, or Investment Related Property (“Supporting Obligations”);
          (l) all of Grantor’s interest with respect to any commercial tort claims (as that term is defined in the Code), including, without limitation those commercial tort claims listed on Schedule 2 attached hereto (“Commercial Tort Claims”);
          (m) all of Grantor’s money, Cash Equivalents, or other assets of each Grantor that now or hereafter come into the possession, custody, or control of Agent or any other member of the Lender Group or the Bank Product Provider; and
          (n) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Grantor, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Grantor or Agent from time to time with respect to any of the Investment Related Property.
Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this Section 2 hereof attach to any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) (“Excluded Property”), provided, however that the Collateral shall include and such security interest shall attach immediately (x) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; and (y) to any proceeds of Excluded Property.
     3. Security for Secured Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations owed by Borrower to Agent, the Lender Group or any of them.
     4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral, including, without limitation, the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or other Loan Documents, Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual, and dividend rights, shall remain in Grantor until the occurrence of an Event of Default and until Agent shall notify Grantor of Agent’s exercise of voting, consensual, and/or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.
     5. Representations and Warranties. Grantor hereby represents and warrants as follows, which representations and warranties shall be continuing until the Secured Obligations are paid in full and the Commitments terminated:
          (a) The exact legal name of Grantor is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6.5 of the Credit Agreement.
          (b) Schedule 3 attached hereto sets forth all Real Property owned by Grantor as of the Closing Date.
          (c) As of the date hereof, Grantor has no Trademarks, Patents or Copyrights registered, or which are the subject of any pending application, in the United States Patent and Trademark Office, or any similar office of the United States or in any office of the Secretary of State (or equivalent) of any state thereof, or the United States Register of Copyrights, or in any similar office or agency of any country or political subdivision thereof throughout the world, other than those identified in Schedule A to each of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement. The registrations of the Trademarks are valid and subsisting and in full force and effect. Grantor has not granted a license or otherwise agreed to allow any third party to use any Trademark (except as disclosed to Agent in writing on or prior to the date of this Agreement). The Patents are valid and subsisting and in full force and effect and have not been adjudged or, to Grantor’s knowledge, claimed invalid or unenforceable in whole or in part (except for Permitted Liens). Grantor has not granted a license or otherwise agreed to allow any third party to use any Patent (except as disclosed to Agent in writing on or prior to the date of this Agreement). None of the Patents has been abandoned or dedicated.
          (d) This Agreement creates a security interest in the Collateral of Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Upon: (i)

the filing of financing statements listing Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 4 attached hereto; and (ii) the recording in the US Copyright Office and the US Patent and Trademark Office of a notice of Agent’s security interest in pertinent Intellectual Property, Agent shall have a first priority perfected security interest in the Collateral (subject only to Permitted Liens) of Grantor to the extent such security interest can be perfected by the filing of a financing statement or recordation in the US Copyright Office or the US Patent and Trademark Office.
          (e) Except for the Security Interest created hereby, Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 1 as being owned by Grantor and, when acquired by Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding equity interests of the Pledged Companies of Grantor identified on Schedule 1 hereto as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (ii) Grantor has the right and requisite authority to pledge the Investment Related Property pledged by Grantor to Agent as provided herein; (iii) all actions necessary or desirable to perfect or establish the first priority of Agent’s Liens in the Investment Related Property (subject to Permitted Liens), and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 4 attached hereto for Grantor with respect to the Pledged Interests of Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (iv) Grantor has delivered to and deposited with Agent (or, with respect to any Pledged Interests created after the Closing Date, will deliver and deposit in accordance with Sections 6 and 8 hereof) all certificates representing the Pledged Interests owned by Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates.
          (f) Other than execution and delivery of the Subordination Agreements, the filing of financing statements, Mortgages and the security agreements attached hereto as Exhibits B, C and E and any requirement under applicable law to register Stock and the other consents and filings identified on Schedule 4.9(c) to the Credit Agreement, to the best of Grantor’s knowledge, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except (x) as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally; and (y) for consents and approvals that have been obtained and that are still in force and effect.
     6. Covenants. Grantor covenants and agrees with Agent and the Lender Group that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 hereof:
          (a) Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, Grantor, to the extent required by the Subordination Agreements, promptly upon the request of Agent and in accordance with Section 8 hereof, shall execute such other documents as shall be reasonably requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Agent, together with such undated powers endorsed in blank as shall be requested by Agent;

          (b) Chattel Paper.
               (i) Upon the request of Agent, Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction;
               (ii) If Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, and to the extent the same is practicable, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Private Equity Management Group INC., as Agent for the benefit of the Lender Group”;
          (c) Control Agreements.
               (i) To the extent required by the Credit Agreement and permitted by the Subordination Agreements, Grantor shall obtain an authenticated Control Agreement, from each bank holding a Deposit Account for Grantor;
               (ii) To the extent required by the Credit Agreement and permitted by the Subordination Agreements, Grantor shall obtain authenticated Control Agreements, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor;
          (d) Letter of Credit Rights. Subject to the rights of the Senior Lender, if Grantor is or becomes the beneficiary of a letter of credit in excess of $100,000, Grantor shall promptly (and in any event within 5 Business Days after becoming a beneficiary), notify Agent thereof and, upon the request by Agent, use commercially reasonable efforts to enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to letter-of-credit rights (as that term is defined in the Code) assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account, all in form and substance satisfactory to Agent;
          (e) Commercial Tort Claims. Grantor shall promptly (and in any event within 5 Business Days of receipt thereof), notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party in an amount exceeding $100,000 and, upon request of Agent, promptly amend Schedule 2 to this Agreement, authorize the filing of additional or amendments to existing financing statements and do such other acts or things deemed reasonably necessary or desirable by Agent to give Agent a security interest in any such Commercial Tort Claim;
          (f) Investment Related Property.
               (i) If Grantor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 5 Business Days of receipt thereof) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;
               (ii) Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof;
               (iii) As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Pledgor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction;
          (g) Real Property; Fixtures. Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property it will promptly (and in any event within 10 Business Days of acquisition) notify Agent of the acquisition of such Real Property and will grant to Agent, for the benefit of the Lender Group, a Mortgage (subject to existing Liens) on each fee interest in Real Property now or hereafter owned by Grantor and shall deliver such other documentation and opinions, in form and substance reasonably satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including, without limitation, title insurance policies, financing statements, fixture filings and environmental audits and Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.
          (h) Transfers and Other Liens. Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to the Collateral of Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents.
          (i) Other Actions as to Any and All Collateral. Grantor shall promptly (and in any event within 5 Business Days of acquiring or obtaining such Collateral) notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in the Code), or instruments (as defined in the Code) and, upon the request of Agent and in accordance with Section 8 hereof, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property in accordance with Section 6 hereof and do such other acts or things deemed reasonably necessary or desirable by Agent to protect Agent’s Security Interest therein.
          (j) Intellectual Property Collateral.
               (i) Grantor (either itself or through its licensees) will place appropriate notice of Copyright on all copies embodying material copyrighted works covered by the Copyright which are publicly distributed, and Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Copyright may become invalidated or dedicated to the public domain. Grantor will continue to use standards of quality in the manufacture of products sold under the Trademarks that are at least equal to those standards in effect as of the date of this Agreement. Grantor (either itself or through its licensees) will continue to use the Trademarks on its current lines of goods as reflected in its current catalogs, brochures and price lists in order to maintain the Trademarks in full force and effect, in the ordinary course of business, and Grantor will not (or will permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated. Grantor will not do any act, or omit to do any act, or permit any licensee thereof to do any act whereby any Patent may become abandoned or dedicated.
               (ii) Grantor will promptly perform all acts and execute all documents, including, without limitation, grants of security in forms acceptable to Agent and suitable for recording with (i) the United States Patent and Trademark Office and the United States Register of Copyrights, and (ii) the appropriate offices and agencies of foreign jurisdictions reasonably requested by Agent at any time to evidence, perfect, maintain, record or enforce the Agent’s security interest in the Intellectual Property Collateral or otherwise in furtherance of the provisions of this Agreement. Grantor hereby authorizes Agent to execute and file one or more financing statements (and any similar documents) or copies thereof or of this Agreement with respect to the Intellectual Property Collateral (with a copy sent to Administrative Borrower).
               (iii) In the event that Grantor, either itself or through any subsidiary, affiliate, agent, employee, licensee or designee, shall file an application for the issuance of any Patent or registration of any Trademark with the United States Patent and Trademark Office, or any similar office of the United States or in any office of the Secretary of State (or equivalent) of any state thereof, or for the registration of any Copyright with the United States Register of Copyrights, or for the registration of any Patent, Trademark or Copyright in any similar office or agency of any country or political subdivision thereof throughout the world, or shall obtain issuance of any Patent or registration of any Trademark or Copyright previously applied for, or shall adopt, acquire or obtain rights to any new trademark, patent application or work for which a copyright application has been or is expected to be filed, or become entitled to the benefit of any patent application or any patent or any part thereof for reissue, re-examination, continuation, continuation-in-part, division, improvement or extension, Grantor shall (i) inform Agent of any such event or action in periodic reports which Borrower shall deliver to Agent annually by each anniversary date of this Agreement, and (ii) execute and deliver any and all assignments, agreements, instruments, documents and papers as are necessary or appropriate or as Agent may reasonably request to evidence the Agent’s security interest in such Trademark, Patent or Copyright and the goodwill and general intangibles of Grantor relating thereto or represented thereby. Effective only upon the occurrence and during the continuation of an Event of Default, Grantor hereby constitutes Agent, or Agent’s agent, its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are indefeasibly paid in full and the Commitments terminated. Grantor authorizes the amendment of the schedules hereto to include any future Intellectual Property Collateral registrations or applications which may be acquired or made by Grantor.
               (iv) Grantor has the authority, right and power to enter into this Agreement and to perform its terms and to grant the security interest herein granted, and has not entered and will not enter into any oral or written agreements which would prevent Grantor from complying with the terms hereof, provided, however, Grantor may enter into or maintain in effect such non-exclusive license agreements with respect to the Intellectual Property Collateral as Grantor believes in its reasonable business judgment are in the best interest of Grantor’s business, so long as any such license agreement does not prohibit the assignment thereof to Agent, for the benefit of the Lender Group. The Intellectual Property Collateral is not now, and at all times will not be, subject to any Liens (other than Permitted Liens); provided, however, Grantor may enter into such non-exclusive license agreements with respect to the Intellectual Property Collateral as Grantor believes in its reasonable business judgment are in the best interest of Grantor’s business, so long as any such license agreement does not prohibit the assignment thereof to Agent, for the benefit of the Lender Group. To the best knowledge of Grantor, none of the Intellectual Property Collateral is subject to any claims of any other party.
               (v) Except for Permitted Liens, or to the extent that Agent upon prior written notice from Grantor, shall consent in writing, Grantor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, grant an exclusive license, or otherwise dispose of any of the Intellectual Property Collateral, and nothing in this Agreement shall be deemed a consent by Agent to any such action except as expressly permitted herein.
               (vi) Grantor will take commercially reasonable steps in any proceeding before the United States Patent and Trademark Office, United States Register of Copyrights or similar office or agency of the United States or any office of the Secretary of State (or equivalent) of any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, to maintain each registration application and registration of the Intellectual Property Collateral, including, without limitation, filing of renewals, extensions, affidavits of use and incontestability, and opposition, interference and cancellation proceedings. Grantor shall notify Agent promptly in writing if any registration application or registration relating to any Intellectual Property Collateral may become abandoned or dedicated or subject to an adverse final determination in any proceeding in the United States Patent and Trademark Office or United States Register of Copyrights or in any similar office or agency of any country or political subdivision thereof throughout the world or in any court regarding Grantor’s ownership of such Intellectual Property Collateral, its right to register same, or to keep or maintain the validity of same.
               (vii) In the event that Grantor acquires actual knowledge that any Trademark, Patent or Copyright is infringed, misappropriated or diluted by a third party, Grantor shall promptly sue for infringement, misappropriation and/or dilution and to obtain injunctive relief and recover damages therefor, unless Grantor shall determine in its reasonable business judgment that such suit is not in the best interest of Grantor’s business, and Grantor shall take such other actions reasonably required to protect such Trademark, Patent or Copyright as Grantor shall deem appropriate in its reasonable business judgment under the circumstances. Upon the occurrence and during the continuation of an Event of Default, Agent shall have the right, but in no way shall be obligated, to bring suit in its own name to enforce the Trademarks, Patents and Copyrights and any licenses thereunder, in which event Grantor shall, at the request of Agent, do any and all lawful acts requested by Agent and execute any and all documents required by Agent to aid such enforcement, and Grantor shall, upon demand, promptly reimburse and indemnify Agent for all costs and expenses incurred in such enforcement.
               (viii) Notwithstanding any provision of the Loan Documents to the contrary, Grantor shall not be obligated to acquire, maintain, or protect any Intellectual Property Collateral in the event Grantor determines, in its reasonable business judgment and notifies Agent in writing, that such collateral is no longer necessary or desirable in the conduct of its business.
     7. Relation to Other Loan Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.
     8. Further Assurances.
          (a) Grantor agrees that from time to time, at its own expense, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.
          (b) Grantor authorizes the filing of such financing or continuation statements, or amendments thereto, and Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.
          (c) Grantor authorizes Agent to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, in order to perfect Agent’s security interest in the Collateral without Grantor’s signature. Grantor also hereby ratifies its authorization for Agent to have filed in any jurisdiction any financing statements filed prior to the date hereof.
          (d) Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the Code.
     9. Agent’s Right to Perform Contracts. Upon the occurrence and during the continuation of an Event of Default, Agent (or its designee) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of Grantor therein contained as fully as Grantor itself could.
     10. Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, without notice to Grantor, including, without limitation:
          (a) at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of Grantor;

          (b) at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to Grantor to that of Agent;
          (c) at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
          (d) at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to file any claims or take any action or institute any proceedings which Agent may deem reasonably necessary or desirable for the collection of any of the Collateral of Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;
          (e) at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Grantor in respect of any Account of Grantor;
          (f) at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of Grantor; and
          (g) at such time as an Event of Default has occurred and is continuing under the Credit Agreement, Agent on behalf of the Lender Group shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and any intellectual property licenses included within the Collateral and, if Agent shall commence any such suit, Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.
To the extent permitted by law, Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.
     11. Agent May Perform. If Grantor fails to perform any agreement contained herein, Agent may, following the occurrence and during the continuation of an Event of Default, itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable by Grantor.
     12. Agent’s Duties. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Lender Group, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.
     13. Collection of Accounts, General Intangibles and Negotiable Collateral; Control Agreements. At any time upon the occurrence and during the continuation of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Agent, for the benefit of the Lender Group, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of Grantor’s Secured Obligations under the Loan Documents. With respect to each Control Agreement delivered pursuant to Section 6(c), at any time upon the occurrence and during the continuation of an Event of Default, Agent shall be entitled to give any bank or securities intermediary holding the relevant deposit or securities account instructions as to the withdrawal or disposition of funds or assets held therein, all without further consent of Grantor; provided that Agent agrees it shall not give any bank or securities intermediary such instructions unless an Event of Default has occurred and is continuing.
     14. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.
     15. Voting Rights.
          (a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with 5 Business Days prior notice to Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, Grantor hereby appoints Agent, Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.
          (b) For so long as Grantor shall have the right to vote the Pledged Interests owned by it, Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent and the other members of the Lender Group or the value of the Pledged Interests.
     16. Remedies. Upon the occurrence and during the continuation of an Event of Default:
          (a) Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantor to, and Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations which are reasonably convenient to Grantor, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Agent is hereby granted a non-exclusive license or other right to use, without liability for royalties or any other charge, Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by Grantor or with respect to which Grantor has rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.
          (c) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, Grantor shall remain jointly and severally liable for any such deficiency.
          (d) Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of Grantor, and Grantor hereby consents to such rights and such appointment and hereby waives, to the fullest extent permitted by law, any objection such Grantors may have thereto or the right to have a bond or other security posted by Agent.
     17. Remedies Cumulative. (a) Each right, power, and remedy of Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise (each a “Remedy” and collectively, the “Remedies”), and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies, and (b) Agent’s exercise of any Remedy in each and every instance is subject to the terms of the Subordination Agreements.
     18. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.
     19. Indemnity and Expenses.
          (a) Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any other Loan Document to which Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.
          (b) Grantor, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by Grantor to perform or observe any of the provisions hereof.
     20. Merger, Amendments; Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and Grantor to which such amendment applies.
     21. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to Grantor at its address specified in the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
     22. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon Grantor and its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor or any other Person entitled thereto. At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Loans made by any of the Lender Group to Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantor, by Agent, nor any other act of the Lender Group, or any of them, shall release Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.
     23. Governing Law.
          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES.
          (b) TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF CALIFORNIA AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT

ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GRANTOR AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY LAW, GRANTOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GRANTOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          (d) Subsidiaries. Pursuant to Section 5.18 of the Credit Agreement, any new direct or indirect Subsidiary (whether by acquisition or creation) of Parent is required to enter into this Agreement by executing and delivering in favor of Agent an instrument in the form of Annex 1 attached hereto. Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder are joint and several and shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.
     24. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of the Lender Group.
     25. Miscellaneous.
          (a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
          (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
          (c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.
          (d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
          (e) The representation, warranties and covenants of each Grantor hereunder are joint and several.

          (f) All exhibits and schedules hereto are incorporated into this Agreement.
     26. Subordination Agreements. Notwithstanding anything set forth herein to the contrary, all undertakings and obligations of Borrower hereunder, and all rights, privileges, undertakings and obligations of the Agent and the Lender Group hereunder are subject to the terms, conditions and covenants set forth in the Subordination Agreements.

          IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTOR:	BAKERS FOOTWEAR GROUP, INC.

	By:	/s/ Peter Edison
	Name:	Peter A. Edison
	Title:	Chairman, CEO, President

AGENT:	PRIVATE EQUITY MANAGEMENT GROUP, INC., as Agent

	By:	/s/ Danny Pang

	Name:	Danny Pang
	Title:	Chairman, CEO
[Signature Page to the Security Agreement]

SCHEDULE 1
Pledged Companies
None.

SCHEDULE 2
Commercial Tort Claims
None.

SCHEDULE 3
Real Property
None.

SCHEDULE 4
Financing Statements

Grantor	Jurisdiction
Bakers Footwear Group, Inc.	Missouri

ANNEX 1 TO SECURITY AGREEMENT
FORM OF SUPPLEMENT
Supplement No.                        (this “Supplement”) dated as of                                           , 200 __, to the Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and PRIVATE EQUITY MANAGEMENT GROUP, INC., in its capacity as Agent for the Lender Group (together with the successors, “Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Second Lien Credit Agreement dated as of February 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”) among Bakers Footwear Group, Inc., a Missouri corporation (“Borrower”), the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and
     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and/or the Credit Agreement; and
     WHEREAS, one or more Grantors has entered into the Security Agreement in order to induce the Lender Group to make certain financial accommodations to Borrower; and
     WHEREAS, pursuant to Section 5.18 of the Credit Agreement, new direct or indirect Subsidiaries of Borrower must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Lender Group;
     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:
     1. In accordance with Section 23(d) of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Lender Group, a security interest in and to all assets of such New Grantor including, without limitation, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, without limitation, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.
     2. Each New Grantor represents and warrants to Agent and the Lender Group that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.
     4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     5. This Supplement shall be construed in accordance with and governed by the laws of the State of California without regard to its conflicts of laws rules.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:	[Name of New Grantor]

By:
Name:
Title:

[Name of New Grantor]

By:
Name:
Title:

AGENT:	PRIVATE EQUITY MANAGEMENT GROUP, INC.

By:
Name:
Title:
Schedule 4

EXHIBIT A
[INTENTIONALLY OMITTED]
Exhibit A

EXHIBIT B
COPYRIGHT SECURITY AGREEMENT
     Bakers Footwear Group, Inc., a Missouri corporation (“Grantor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, grants to Private Equity Management Group, Inc., a Nevada corporation, as agent for and representative of (in such capacity herein called “Secured Party”) the financial institutions (“Lenders”) party to that certain Second Lien Credit Agreement, entered into by and among the Grantor, Agent, and Lenders, dated as of February 1, 2008 ( the “Credit Agreement”), a continuing security interest in the following property.
     (i) Each work of authorship of any kind, copyright, copyright registration and recording, and copyright application listed on Schedule A hereto; and
     (ii) All proceeds of the foregoing, including without limitation any claim by Grantor against third parties for damages (to the extent not effectively prohibited by an applicable and legally enforceable license agreement) by reason of past, present or future infringement of any copyright registration and recording listed in Schedule A hereto, together with the right to sue for and collect said damages;
to secure performance of all Obligations of Grantor under the Credit Agreement and that certain Security Agreement, dated as of February 1, 2008, by and between Grantor and Secured Party (the “Agreement”).
     Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the works of authorship, copyrights, copyright registrations and recordings, and copyright applications made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     All terms defined in the Agreement, whether by reference or otherwise, when used herein, shall have their respective meanings set forth therein, unless the context requires otherwise.

B-1

     IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be duly executed as of                      ___, 200___.

GRANTOR:

BAKERS FOOTWEAR GROUP, INC.

By:
Name:
Title:

ACCEPTED BY SECURED PARTY:

PRIVATE EQUITY MANAGEMENT GROUP, INC., as Agent

By:
Name:
Title:
[Signature Page to the Copyright Security Agreement]

Schedule A to
COPYRIGHT SECURITY AGREEMENT
Copyrights

B-3

EXHIBIT C
PATENT SECURITY AGREEMENT
     Bakers Footwear Group, Inc., a Missouri corporation (“Grantor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, grants to Private Equity Management Group, Inc., a Nevada corporation, as agent for and representative of (in such capacity herein called “Secured Party”) the financial institutions (“Lenders”) party to that certain Second Lien Credit Agreement, entered into by and among the Grantor, Agent, and Lenders, dated as of February 1, 2008 ( the “Credit Agreement”), a continuing security interest in the following property:
(i) Each patent presently owned and listed on Schedule A hereto; and
(ii) All proceeds of the foregoing, including without limitation any claim by Grantor against third parties for damages (to the extent not effectively prohibited by an applicable and legally enforceable license agreement) by reason of past, present or future infringement of any patent now owned or hereafter owned by Grantor, in each case together with the right to sue for and collect said damages:
to secure performance of all Obligations of Grantor under the Creditor Agreement and as set out in that certain Security Agreement dated as of February 1, 2008, by and between Grantor and Secured Party (the “Agreement”).
     Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the works of authorship, patents, patent registrations and recordings made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     All terms defined in the Agreement, whether by reference or otherwise, when used herein, shall have their respective meanings set forth therein, unless the context requires otherwise.

     IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed as of                      ___, 200___.

GRANTOR:

BAKERS FOOTWEAR GROUP, INC.

By:
Name:
Title:

ACCEPTED BY SECURED PARTY:

PRIVATE EQUITY MANAGEMENT GROUP, INC., as Agent

By:
Name:
Title:
[Signature Page to the Patent Security Agreement]

Schedule A to
PATENT SECURITY AGREEMENT
Patents

SPECIAL TYPES OF COLLATERAL

Patent Name - 5b.	Number	Date	If Foreign, What Country	Subsidiary	Inventor
Accessory Wall Panel	D556,789	12/4/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Decorative Plate on Shoe Sole	D557,483	12/18/2007			W Young, B Keely

Display Table	D539,564	4/3/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Pedestal Display Table	D549,012	8/21/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Counter Display and Backdrop Area	D553,878	10/30/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Wall Fixture (3 piece unit)	D554,907	11/13/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Wall Fixture (2 piece unit)	D554,908	11/13/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Window Display Fixture with Stripe	D543,383	5/29/2007			P Edison, J VanderPluym, K Obata, R Buchanan

EXHIBIT D
Annex 1 to Pledge and Security Agreement
PLEDGED INTERESTS ADDENDUM
     This Pledged Interests Addendum, dated as of                      ___, 20___, is delivered pursuant to Section 6 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of February 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned to Private Equity Management Group, Inc., as Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement and/or the Credit Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.
     The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

BAKERS FOOTWEAR GROUP, INC.

By:

Title

	Name of Pledged	Number of	Class of	Percentage of	Certificate
Name of Pledgor	Company	Shares/Units	Interests	Class Owned	Nos.

D-1

EXHIBIT E
TRADEMARK SECURITY AGREEMENT
     Bakers Footwear Group, Inc., a Missouri corporation (“Grantor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, grants to Private Equity Management Group, Inc., a Nevada corporation, as agent for and representative of (in such capacity herein called “Secured Party”) the financial institutions (“Lenders”) party to that certain Second Lien Credit Agreement, entered into by and among the Grantor, Agent, and Lenders, dated as of February 1, 2008 ( the “Credit Agreement”), a continuing security interest in the following property:
     (i) Each trademark, trademark registration and trademark application listed on Schedule A hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each such trademark, trademark registration and trademark application; and
     (ii) All proceeds of the foregoing, including without limitation any claim by Grantor against third parties for damages (to the extent not effectively prohibited by an applicable and legally enforceable license agreement) by reason of past, present or future infringement of any trademark or trademark registration listed in Schedule A hereto or by reason of injury to the goodwill associated with any such trademark or trademark registration or trademark license, in each case together with the right to sue for and collect said damages;
to secure performance of all Obligations of Grantor under the Credit Agreement and as set out in that certain Security Agreement dated as of February 1, 2008 by and between Grantor and Secured Party (the “Agreement”).
     Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the works of authorship, trademarks, trademark registrations and recordings, and trademark applications made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     All terms defined in the Agreement, whether by reference or otherwise, when used herein, shall have their respective meanings set forth therein, unless the context requires otherwise.

E-1

     IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed as of                      ___, 200___.

GRANTOR:

BAKERS FOOTWEAR GROUP, INC.

By:
Name:
Title:

ACCEPTED BY SECURED PARTY:

PRIVATE EQUITY MANAGEMENT GROUP, INC., as Agent

By:
Name:
Title:
[Signature Page to the Trademark Security Agreement]

Schedule A to
TRADEMARK SECURITY AGREEMENT
Trademarks

SPECIAL TYPES OF COLLATERAL

Trademark - 5b.	Number	Date	If Foreign, What Country	Subsidiary	Application #
B & Design	3,107,432	2/15/2001

Bakers	Pending				75/449,163
	Pending				78/115,991
	Pending				75/979,308

Baker’s	655,552	12/20/2005	Canada
	661,116	3/22/2006	Canada
	719,778	8/8/1961

Ciella	3,321,308	10/23/2007

Duck Design	1,558,021	9/26/1989

Leed’s	719,777	8/8/1961

No Parking	1,943,049	12/19/1995
	Pending				78/879,783

QualiCraft (Stylized)	430,591	6/17/1947

Riverstone	Pending				78/879,754

Sole Project	Proposed				No App. # Available

Stomp	2,273,024	8/24/1999

Swing & Design	1,504,057	9/13/1988

The Legworks	986,497	6/18/1974

The Wild Pair	TMA249,138	8/8/1980	Canada
	977,532	1/22/1974
	955,819	3/20/1973

The Wild Pair & Design	1,495,801	7/12/1988

Wild Pair	Pending				78/115,938
	1,198,008	6/15/1982

Wild Pair (Stylized)	2,681,306	1/28/2003
	Pending				78/115,979

TOZ	2,849,107	10/12/2000
	2,745,441	10/12/2000